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                                  EXHIBIT 23.2



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We consent to the incorporation by reference in the Registration Statement on
Form S-8 pertaining to the Stock Option Plan of Pilot Therapeutics Holdings, Inc. of our report dated March 19, 2001, (except Note 10, as to which the date is June 22, 2001) with respect to the financial statements of Pilot Therapeutics, Inc. included in its Current Report on Form 8-K dated August 28, 2001 filed with the Securities and Exchange Commission.



                                     /s/ ERNST & YOUNG


Greensboro, North Carolina
January 7, 2002